EXHIBIT 10.20

                             January 27, 1997


Dr. Henry A. Kissinger
Kent Associates, Inc./
Kissinger Associates, Inc.
350 Park Avenue
New York, New York 10022


Dear Dr. Kissinger:

     Freeport-McMoRan Inc. ("FTX") is a party to a consulting agreement, dated as of December 22, 1988, with Kissinger Associates, Inc. ("Kissinger Associates") and to a second consulting agreement, dated as of May 1, 1989, with Kent Associates, Inc. ("Kent") (collectively, the "Kissinger Consulting Agreements"). As you are aware, FTX spun off its ownership interest in Freeport-McMoRan Copper & Gold Inc. ("FCX") to FTX's shareholders. FTX and FCX then established a jointly owned corporation, FM Services Company ("FM Services"), to manage certain common activities on behalf of FTX and FCX and their present and former affiliates (collectively with FM Services, the "Freeport Entities").

     This letter evidences the agreement of Kissinger Associates and Kent to the assignment of the Kissinger Consulting Agreements to FM Services effective as of January 1, 1996. All rights and obligations of FTX under the Kissinger Consulting Agreements shall be deemed, effective as of January 1, 1996, to have vested in and to have been assumed by FM Services. All references in either of the Kissinger Consulting Agreements to FTX shall be deemed to be references to FM Services. Although FM Services shall be solely responsible for exercising and fulfilling FTX's former rights and obligations under the Kissinger Consulting Agreements, FM Services may direct Kissinger Associates and Kent to provide services under the Kissinger Consulting Agreements to any of the Freeport Entities. All duties of confidentiality under the Kissinger Consulting Agreements shall be owed to each of the Freeport Entities, and all notices by Kissinger Associates or Kent under the Kissinger Consulting Agreements shall be provided to the Chairman or President of FM Services.

     Please execute the acknowledgment blank below to confirm the agreement of Kissinger Associates and Kent to the terms of this letter, and please return one executed original of this letter to the undersigned for FM Services' records.


                                  Freeport-McMoRan Inc.
                                  Freeport-McMoRan Copper & Gold Inc.
                                  FM Services Company


                                  By:  /s/ James R. Moffett
                                     --------------------------------
                                     James R. Moffett

AGREED TO AND ACKNOWLEDGED
THIS 27th DAY OF JANUARY, 1997.


Kissinger Associates, Inc.
Kent Associates, Inc.


By:  /s/ Henry A. Kissinger
   --------------------------
       Henry A. Kissinger